UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3343 Peachtree Road NE, Suite 750

Atlanta, GA 30326

(Address of principal executive offices)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer, Executive Chairman and Chief Operating Officer

On November 21, 2025, Bitcoin Depot Inc., (“Bitcoin Depot” or the “Company”) announced several senior management changes approved by the Board of Directors (the “Board”) of the Company. As part of the changes, effective January 1, 2026 (the “Effective Date”), Brandon Mintz, the founder of Bitcoin Depot, will resign from the role of Chief Executive Officer and become Executive Chairman, a newly created role in which Mr. Mintz will focus on strategic opportunities and growth initiatives for the Company. As such, Mr. Mintz will enter into a standard letter agreement with the Company that will provide for a base salary of $765,000, and a target annual bonus under the Company’s annual incentive executive bonus plan of 75% of base salary. He will also be eligible to receive an annual long-term equity incentive plan award with a target value of $850,000, to be awarded during the Company’s next annual award cycle and otherwise on terms and conditions that are generally consistent with other annual equity-based awards granted to other senior executives. The Board has also approved an annual bonus target for 2025 of 100% of base salary for Mr. Mintz, to be paid in accordance with the Company’s annual executive short-term cash incentive plan after the end of the 2025 fiscal year. The maximum amount that Mr. Mintz is eligible to receive under his bonus for fiscal 2025 is 200% of base salary. Mr. Mintz will continue to be eligible for paid time off, reimbursement of business expenses, and participation in any health, dental and vision benefits provided by the Company to similarly situated executives. We anticipate that the offer letter will also provide customary severance protection for a termination without cause, non-renewal or in the event of a resignation for good reason (including in the context of a change of control) and will include customary restrictive covenants. The foregoing description of the terms of Mr. Mintz’s offer letter is not complete and is qualified in its entirety by reference to the offer letter, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K. Mr. Mintz will continue to act in his capacity as Chairman of the Board after these changes. Also on the Effective Date, Scott Buchanan, President and Chief Operating Officer, will become Chief Executive Officer of Bitcoin Depot. The Company also announced that Elizabeth Simer has been appointed as the Company’s new Chief Operating Officer. From now until the Effective Date, Mr. Mintz and Mr. Buchanan will work closely together to ensure a smooth transition to the role of Chief Executive Officer. Mr. Buchanan will continue to serve as a member of the Board after these changes.

Mr. Buchanan, age 34, the Company’s Chief Executive Officer as of the Effective Date, has served as the Company’s President since August 2025 and served as the Company’s Chief Operating Officer and as a director on the Board since March 2022. From November 2024 to March 2025, he also served as the Company’s Acting Chief Financial Officer and Principal Financial Officer. He served as the Company’s Chief Financial Officer from August 2020 to January 2023. From June 2019 to August 2020, Mr. Buchanan served as the Company’s Vice President of Finance/Human Resources. Prior to joining the Company, Mr. Buchanan worked at Acuity Brands (NYSE: AYI) in various finance leadership roles beginning in December 2015. Before his tenure at Bitcoin Depot, Mr. Buchanan worked at Acuity Brands (NYSE: AYI) in various finance-related roles beginning in December 2015. Mr. Buchanan holds a B.S. in Accounting from North Carolina State University and a Master of Science in Accountancy from Wake Forest School of Business.

In connection with Mr. Buchanan’s appointment, the Company and Mr. Buchanan will enter into a standard offer letter agreement that provides that Mr. Buchanan will receive an annual base salary of $850,000 and an annual cash incentive bonus of 75% of base salary at target. Mr. Buchanan will also be awarded a time-based restricted stock unit award with a target value of $1,000,000 on November 21, 2025 that will vest over a period of three years, with one-third to vest on the first anniversary of the date of grant, and the remainder to vest in equal portions over the subsequent eight fiscal quarters and otherwise on terms and conditions that are generally consistent with other annual equity-based awards granted to senior executives of the Company. Mr. Buchanan will also be eligible to receive an annual equity award during the Company’s next annual award cycle with a target award value of $1,000,000 and otherwise on terms and conditions that are generally consistent with other annual equity-based awards granted to senior executives of the Company. Mr. Buchanan will continue to be eligible for paid time off, reimbursement of business expenses, and participation in any health, dental and vision benefits provided by the Company to similarly situated executives. We anticipate that the offer letter will also provide customary severance protection for a termination without cause, non-renewal or in the event of a resignation for good reason (including in the context of a change of control) and will include customary restrictive covenants. The foregoing description of the terms of Mr. Buchanan’s offer letter is not complete and is qualified in its entirety by reference to the offer letter, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Mrs. Simer, age 41, is the Company’s Chief Operating Officer as of November 17, 2025. Prior to joining Bitcoin Depot, she served as Chief Operating Officer of Slickdeals, LLC from March of 2025 until July of 2025 and Chief Business Officer of Slickdeals, LLC from October of 2023 until March of 2025. Prior to that, Mrs. Simer served as Chief Strategy Officer of Opportunity Financial, LLC (NYSE: OPFI) from January of 2022 until September of 2023 and as a General Manager for Opportunity Financial, LLC from November of 2020 to January of 2022. From 2011 to 2020, Mrs. Simer held various product, marketing, and strategy roles at Fortune 500 companies. Mrs. Simer holds a Master of Business Administration and a Bachelor of Science in Business from Indiana University and is a Certified Public Accountant (CPA).

In connection with Mrs. Simer’s appointment, the Company and Mrs. Simer entered into an offer letter that provides that Mrs. Simer will receive an annual base salary of $300,000 and a target annual bonus of $100,000, 50% of which is based on Company performance with the other 50% being discretionary. Mrs. Simer will also receive a grant of restricted stock units having an approximate grant date value of $75,000 on terms and conditions that are generally consistent with other equity-based awards granted to senior executives of the Company. Mrs. Simer is also eligible for paid time off, reimbursement of business expenses, and participation in any health, dental and vision benefits provided by the Company to similarly situated executives. The offer letter provides for customary severance protection for a termination without cause and will include customary restrictive covenants. The foregoing description of the terms of Mrs. Simer’s offer letter is not complete and is qualified in its entirety by reference to the offer letter, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

There are no arrangements or understandings between Mr. Buchanan and Mrs. Simer any other person pursuant to which Mr. Buchanan was appointed to serve as Chief Executive Officer and Mrs. Simer was appointed to serve as Chief Operating Officer. Neither Mr. Buchanan nor Mrs. Simer has any family relationships with any of the Company’s directors or executive officers, and neither are a party to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on November 21, 2025, announcing the appointment of Mr. Buchanan as Chief Executive Officer, Mr. Mintz as Executive Chairman and Mrs. Simer as Chief Operating Officer, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Bitcoin Depot Inc., dated November 21, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Depot Inc.

Dated: November 21, 2025	By:	/s/ Christopher Ryan
	Name:	Christopher Ryan
	Title:	Chief Legal Officer and Corporate Secretary